EXHIBIT 99.01

(NJR LOGO)                                   (NEWS RELEASE)
1415 Wyckoff Road   P.O. Box 1464   Wall, NJ 07719
--------------------------------------------------------------------------------

DATE:  APRIL 28, 2004            CONTACTS:    KEVIN CONNELLY (MEDIA)
                                              732-938-1031
                                                   OR
                                              DENNIS PUMA (INVESTORS)
                                              732-938-1229

                 NEW JERSEY RESOURCES REPORTS IMPROVED FINANCIAL
             PERFORMANCE; PROVIDES EARNINGS GUIDANCE FOR FISCAL 2004

- NJR'S FISCAL 2004 YEAR-TO-DATE EARNINGS INCREASE TO $2.75 PER BASIC SHARE, COMPARED WITH $2.39 PER BASIC SHARE LAST YEAR, A 15 PERCENT INCREASE

- NJR REPORTS SECOND-QUARTER 2004 BASIC AND DILUTED EARNINGS PER SHARE OF $1.86 AND $1.82, RESPECTIVELY

- NJR PROVIDES EARNINGS GUIDANCE OF BETWEEN $2.55 AND $2.65 PER BASIC SHARE FOR FISCAL 2004

-     NJR ON TRACK TO PRODUCE ITS 13TH CONSECUTIVE YEAR OF EARNINGS GROWTH

- CONFERENCE CALL AT 3 P.M. EDT TO DISCUSS SECOND-QUARTER AND YEAR-TO-DATE EARNINGS, AND OUTLOOK FOR BALANCE OF FISCAL 2004

WALL, N.J. - New Jersey Resources (NYSE: NJR) today reported a 15 percent increase in basic earnings per share for the six months ended March 31, 2004, to $2.75, compared with $2.39 last year. On a diluted basis, earnings per share for the six months ended March 31, 2004, increased to $2.70, compared with $2.35 last year. Fiscal second-quarter basic earnings per share increased 22 percent to $1.86, compared with $1.52 last year. On a diluted basis, earnings per share for the three months ended March 31, 2004, increased to $1.82, compared with $1.50 last year. The financial community consensus estimate for the three months was $1.50 per diluted share. The increase in earnings for both periods is attributable primarily to higher margins at NJR Energy Services (NJRES), NJR's unregulated wholesale energy services subsidiary, and continued customer growth at New Jersey Natural Gas (NJNG), NJR's principal subsidiary.

Based on the year-to-date results, and assuming normal weather, the impact of seasonal factors and the timing of certain expenses, the company estimates that it will achieve basic earnings per share for fiscal 2004 in the range of $2.55 to $2.65.

"Our consistent financial performance confirms our strategy of focusing on meeting the energy needs of customers in our core energy business in New Jersey and achieving profitable growth in related energy markets," said Laurence M. Downes, chairman and CEO of NJR. "Based on our earnings guidance, we are expecting to achieve our 13th consecutive year of earnings growth this year - a streak that we believe is the longest in the industry," Mr. Downes said.


                                    - MORE -

NEW JERSEY RESOURCES REPORTS IMPROVED FINANCIAL PERFORMANCE;
PROVIDES EARNINGS GUIDANCE FOR FISCAL 2004
PAGE 2 OF 9


FINANCIAL AND OPERATING HIGHLIGHTS INCLUDED:

- HIGHER NET INCOME AND BASIC EARNINGS PER SHARE - For the six months ended March 31, 2004, NJR earned $75.4 million, or $2.75 per share, compared with $64.6 million, or $2.39 per share, last year. NJNG earned $54.4 million for the 6-month period ended March 31, 2004, compared with $53.7 million last year, driven by higher gross margin from continued profitable customer growth. NJRES reported an 84 percent increase in earnings to $20.6 million, compared with $11.2 million last year, due primarily to higher gross margin from its portfolio of storage and transportation capacity assets as well as higher management fees. NJR earned $51 million, or $1.86 per basic share, for the three months ended March 31, 2004, compared with $41.2 million, or $1.52 per share, for the same period last year, reflecting primarily improved results for both NJRES and NJNG.

- STRONG CUSTOMER GROWTH - During the first six months of the fiscal year, NJNG added approximately 1 billion cubic feet (Bcf) of throughput to new and existing customers, which is expected to generate about $2.9 million in gross margin. NJNG expects to maintain its approximately 2.5 percent annual customer growth rate in fiscal 2004, well above the national average for natural gas distribution companies. About 35 percent of new customers are expected to convert from other fuels. In fiscal 2004, NJNG expects to add approximately 2 Bcf of firm sales representing about $6 million of annual gross margin.

      Gross margin is defined as natural gas revenues less natural gas costs, sales tax, a Transitional Energy Facilities Assessment (TEFA), which is included in Energy and other taxes on the Consolidated Statements of Income, and regulatory rider expenses. Management believes that gross margin provides a more meaningful basis for evaluating utility operations than revenue since natural gas costs, sales tax, TEFA and regulatory rider expenses are passed through to customers, and therefore have no effect on gross margin. Natural gas costs are charged to operating expenses on the basis of therm sales at the prices approved by the New Jersey Board of Public Utilities through NJNG's Basic Gas Supply Service (BGSS) tariff. The BGSS allows NJNG to recover natural gas costs that exceed the level reflected in the company's base rates. Sales tax is calculated at 6 percent of revenue and excludes sales to cogeneration facilities, other utilities, off-system sales and federal accounts. TEFA is calculated on a per-therm basis and excludes sales to cogeneration facilities, other utilities and off-system sales. Regulatory rider expenses are calculated on a per-therm basis.

- WEATHER - For the six months ended March 31, 2004, weather was 4 percent colder than normal and 6 percent warmer than last year. Weather for the second quarter was 8 percent colder than normal and 4 percent warmer than last year. "Normal" weather is based on 20-year average temperatures. The impact of the weather is significantly offset by NJNG's weather-normalization clause (WNC), which is designed to smooth out year-to-year fluctuations that may result from changing weather patterns on both NJNG's gross margin and customers' bills. NJNG deferred $2.4 million of gross margin for the six months ended March 31, 2004, through its WNC for future credits to customers due to colder-than-normal weather.


                                    - MORE -

NEW JERSEY RESOURCES REPORTS IMPROVED FINANCIAL PERFORMANCE;
PROVIDES EARNINGS GUIDANCE FOR FISCAL 2004
PAGE 3 OF 9


- OFF-SYSTEM SALES AND CAPACITY MANAGEMENT PROGRAMS - During the first six months of the fiscal year, NJNG's off-system sales, capacity management and financial risk management (FRM) programs totaled 26.7 Bcf and $3.7 million of gross margin, compared with 26.4 Bcf and $2.9 million of gross margin for the same period last year. NJNG shares the gross margin earned from off-system sales and capacity management programs with customers and shareowners according to a margin-sharing formula in effect through October 2006. This fiscal year, customers have saved approximately $19 million in natural gas costs through these programs. Since the establishment of these incentive programs in 1992, NJNG customers have saved nearly $225 million on their natural gas bills. For the three months ended March 31, 2004, these programs totaled 13.2 Bcf and generated $2.2 million of gross margin, compared with 12.4 Bcf and $1.7 million of gross margin during the respective period last year.

- WHOLESALE ENERGY SERVICES - NJRES' earnings of $20.6 million during the first six months of the fiscal year benefited from higher gross margin generated from an increased storage and transportation portfolio. Results also included higher management fees associated with NJRES' management of other companies' storage, transportation and fuel contracts. NJRES has developed a portfolio of storage and transportation capacity assets in the Gulf Coast, Mid-Continent, Appalachia and Eastern Canada, which become more valuable when there are changing prices between these areas. These assets are also more valuable when prices change between time periods. Gross margin from this portfolio is generally greater during the winter months, while the fixed costs of these assets are spread throughout the year. Therefore, the results for the six months will not be indicative of the results for the fiscal year. Revenues for both periods declined on a year-to-year basis due primarily to the expiration of a large-volume, low-margin capacity contract in March 2003. For the three months ended March 31, 2004, NJRES earned $15.3 million, compared with $7.3 million last year.

- NJR HOME SERVICES AND OTHER - This business segment consists of NJR Home Services, which provides service, sales and installation of appliances to over 137,000 customers; Commercial Realty & Resources, which develops commercial real estate; and NJR Energy, which consists primarily of a 3.2 percent equity investment in Iroquois Gas Transmission System, L.P. (Iroquois). Earnings for the six months ended March 31, 2004, were $433,000, compared with a loss of $271,000 last year. Earnings for the three months were $393,000, compared with a loss of $200,000 last year. The increase in both periods was due primarily to better results from Iroquois.


                                    - MORE -

NEW JERSEY RESOURCES REPORTS IMPROVED FINANCIAL PERFORMANCE;
PROVIDES EARNINGS GUIDANCE FOR FISCAL 2004
PAGE 4 OF 9


- OPERATION AND MAINTENANCE EXPENSES - Consolidated operation and maintenance (O&M) expenses were $51.9 million for the six months ended March 31, 2004, compared with $49.7 million last year. For the quarter, O&M expenses were $26.9 million versus $25.4 million last year. The increase in both periods was due primarily to higher pension, other post-retirement benefits and insurance expenses.

- THIRD YEAR ON FORTUNE 1000 - For the third year in a row, NJR earned a spot on the Fortune 1000. NJR ranked 591, advancing 123 places over the prior year on the list released in the April issue of Fortune magazine. The Fortune 1000 ranks the largest publicly traded U.S. corporations by annual revenues. Among the 54 natural gas and electric utilities listed, NJR ranked second in annual return to investors and fourth for annual earnings-per-share growth for the 10 years ended 2003.

WEBCAST INFORMATION

NJR will host a live webcast to discuss the quarter's financial results today at 3 p.m. EDT. To listen to the call, logon to NJR's Web site, NJLIVING.COM, and select "Investor Relations," then click just below the microphone on the right side of the Investor Relations home page.

ABOUT NEW JERSEY RESOURCES

New Jersey Resources (NYSE:NJR), a Fortune 1000 company and a member of the Forbes Platinum 400, provides retail and wholesale energy services to customers in New Jersey and in states from the Gulf Coast to New England, and Canada. Its principal subsidiary, New Jersey Natural Gas, is one of the fastest-growing local distribution companies in the United States, serving nearly 450,0000 customers in central and northern New Jersey. Other major NJR subsidiaries include NJR Energy Services (NJRES) and NJR Home Services (NJRHS). NJRES is a leader in the unregulated energy services market, providing outstanding customer service and management of natural gas storage and capacity assets. NJRHS offers retail customers expert heating, air conditioning and appliance services. NJR's progress is a tribute to the more than 5,000 dedicated current and former employees who have shared their expertise and focus on quality through more than 50 years of serving customers and the community to make NJR a leader in the competitive energy marketplace. More information on NJR can be found on our Web site at NJLIVING.COM.

FORWARD-LOOKING STATEMENTS

This news release contains estimates and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR's ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from our expectations include, but are not limited to, weather conditions, economic conditions in NJNG's


                                    - MORE -

NEW JERSEY RESOURCES REPORTS IMPROVED FINANCIAL PERFORMANCE;
PROVIDES EARNINGS GUIDANCE FOR FISCAL 2004
PAGE 5 OF 9


service territory, impact of regulation (including the regulation of rates), fluctuations in energy-related commodity prices, conversion activity, other marketing efforts, environmental matters, litigation and other uncertainties. More detailed information about these factors is set forth in NJR's filings with the Securities and Exchange Commission, including NJR's quarterly report on Form 10-Q filed on February 9, 2004. NJR's Form 10-Q is available at www.sec.gov. NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.



                              NEW JERSEY RESOURCES
                         CONSOLIDATED FINANCIAL RESULTS

(Unaudited)                             Three Months Ended              Six Months Ended
Thousands, except per share data             March 31,                     March 31,
                                        2004           2003           2004           2003
                                     ----------     ----------     ----------     ----------
Operating Revenues                   $1,037,661     $1,152,337     $1,680,707     $1,820,874

Net Income                           $   51,027     $   41,244     $   75,405     $   64,567

Earnings Per Common Share

        Basic                        $     1.86     $     1.52     $     2.75     $     2.39

        Diluted                      $     1.82     $     1.50     $     2.70     $     2.35

Average Shares Outstanding

        Basic                            27,484         27,048         27,410         27,016

        Diluted                          28,030         27,467         27,947         27,428



                                    - MORE -

     Page 6 of 9
NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)
(Thousands, except per share data)
==========================================================================================================
                                                       Three Months Ended            Six Months Ended
                                                            March 31,                    March 31,
                                                       2004          2003            2004         2003
----------------------------------------------------------------------------------------------------------
OPERATING REVENUES                                  $1,037,661    $1,152,337      $1,680,707   $1,820,874
----------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
   Gas purchases                                       888,047     1,025,005       1,438,993    1,605,150
   Operation and maintenance                            26,871        25,403          51,893       49,716
   Regulatory rider expenses                             4,340         1,944           6,970        3,264
   Depreciation and amortization                         8,306         8,002          16,536       16,083
   Energy and other taxes                               23,079        20,839          37,050       33,863
----------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                               950,643     1,081,193       1,551,442    1,708,076
----------------------------------------------------------------------------------------------------------

OPERATING INCOME                                        87,018        71,144         129,265      112,798

Other income                                               551           193           1,931        1,133

Interest charges, net                                    3,691         3,456           7,344        7,785
----------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                              83,878        67,881         123,852      106,146

Income tax provision                                    32,851        26,637          48,447       41,579
----------------------------------------------------------------------------------------------------------

NET INCOME                                             $51,027       $41,244         $75,405      $64,567
==========================================================================================================

EARNINGS PER COMMON SHARE
         BASIC                                           $1.86         $1.52           $2.75        $2.39
         DILUTED                                         $1.82         $1.50           $2.70        $2.35
==========================================================================================================

DIVIDENDS PER COMMON SHARE                              $0.325         $0.31           $0.65        $0.62
==========================================================================================================

AVERAGE SHARES OUTSTANDING
         BASIC                                          27,484        27,048          27,410       27,016
         DILUTED                                        28,030        27,467          27,947       27,428
==========================================================================================================

     Page 7 of 9
NEW JERSEY RESOURCES

================================================================================================
                                               Three Months Ended           Six Months Ended
(Unaudited)                                         March 31,                   March 31,
(Thousands, except per share data)               2004       2003           2004          2003
================================================================================================
OPERATING REVENUES
     New Jersey Natural Gas                   $399,607     $334,795      $651,841      $560,879
     NJR Energy Services                       633,095      815,404     1,018,593     1,254,216
     NJR Home Services and Other                 4,983        4,668        10,320         9,425
                                            ----------------------------------------------------
                 SUBTOTAL                    1,037,685    1,154,867     1,680,754     1,824,520
                                            ----------------------------------------------------
     Intercompany Eliminations                     (24)      (2,530)          (47)       (3,646)
                                            ----------------------------------------------------
                   TOTAL                    $1,037,661   $1,152,337    $1,680,707    $1,820,874
                                            ====================================================
================================================================================================
OPERATING INCOME
     New Jersey Natural Gas                    $59,582      $58,434       $92,672       $93,232
     NJR Energy Services                        27,148       12,461        36,341        19,381
     NJR Home Services and Other                   288          249           252           185
                                            ----------------------------------------------------
                   TOTAL                       $87,018      $71,144      $129,265      $112,798
                                            ====================================================
================================================================================================
NET INCOME
     New Jersey Natural Gas                    $35,318      $34,161       $54,383       $53,684
     NJR Energy Services                        15,316        7,283        20,589        11,154
     NJR Home Services and Other                   393         (200)          433          (271)
                                            ----------------------------------------------------
                   TOTAL                       $51,027      $41,244       $75,405       $64,567
                                            ====================================================
================================================================================================
THROUGHPUT (BCF)
     NJNG, Core Customers                         32.8         33.5          52.8          55.3
     NJNG, Off System/Capacity Management         13.2         12.4          26.7          26.4
     NJRES Fuel Mgmt. and Wholesale Sales         95.6        114.2         170.2         216.0
                                            ----------------------------------------------------
                   TOTAL                         141.6        160.1         249.7         297.7
                                            ====================================================
================================================================================================
COMMON STOCK DATA
        Yield at March 31                         3.4%         3.8%          3.4%          3.8%
        Market Price
               High                             $40.00       $33.70        $40.00        $33.70
               Low                              $36.80       $30.01        $35.76        $29.52
              Close at March 31                 $37.80       $32.65        $37.80        $32.65
        Shares Out. at March 31                 27,509       27,073        27,509        27,073
        Market Cap. at  March 31            $1,039,840     $883,933    $1,039,840      $883,933
------------------------------------------------------------------------------------------------

     Page 8 of 9
NEW JERSEY NATURAL GAS

=================================================================================================
                                                 Three Months Ended          Six Months Ended
(Unaudited)                                          March 31,                   March 31,
(Thousands, except customer & weather data)       2004       2003           2004          2003
=================================================================================================
OPERATING REVENUES
        Residential                            $241,769    $202,889       $383,502      $326,356
        Commercial, Industrial and Other         56,969      42,604         90,860        73,955
        Firm Transportation                      10,663      13,173         19,029        22,559
                                             ----------------------------------------------------
            TOTAL FIRM REVENUES                 309,401     258,666        493,391       422,870
        Interruptible                               993         874          2,719         2,435
                                             ----------------------------------------------------
           TOTAL SYSTEM REVENUES                310,394     259,540        496,110       425,305
                                             ----------------------------------------------------
       Off System                                89,213      75,255        155,731       135,574
                                             ----------------------------------------------------
              TOTAL REVENUES                   $399,607    $334,795       $651,841      $560,879
                                             ====================================================
=================================================================================================
GROSS MARGIN AND OPERATING INCOME
        Residential                             $63,164     $62,125       $105,871      $106,619
        Commercial, Industrial and Other         14,346      11,766         23,856        20,180
        Firm Transportation                       8,939      11,335         16,099        19,147
                                             ----------------------------------------------------
             TOTAL FIRM MARGIN                   86,449      85,226        145,826       145,946
        Interruptible                               223          40            501           182
                                             ----------------------------------------------------
            TOTAL SYSTEM MARGIN                  86,672      85,266        146,327       146,128
                                             ----------------------------------------------------
       Off System/Capacity Management/FRM         2,158       1,706          3,704         2,924
                                             ----------------------------------------------------
            TOTAL GROSS MARGIN                   88,830      86,972        150,031       149,052
                                             ----------------------------------------------------
        Operation and maintenance expense        20,480      20,089         39,817        38,819
        Depreciation and amortization             8,139       7,799         16,202        15,681
        Other taxes not reflected in
          gross margin                              629         650          1,340         1,320
                                             ----------------------------------------------------
             OPERATING INCOME                   $59,582     $58,434        $92,672       $93,232
                                             ====================================================
=================================================================================================
THROUGHPUT (BCF)
        Residential                                22.8        22.3           35.9          36.1
        Commercial, Industrial and Other            5.0         5.1            8.0           8.4
        Firm Transportation                         3.8         4.8            6.4           7.8
                                             ----------------------------------------------------
           TOTAL FIRM THROUGHPUT                   31.6        32.2           50.3          52.3
        Interruptible                               1.2         1.3            2.5           3.0
                                             ----------------------------------------------------
          TOTAL SYSTEM THROUGHPUT                  32.8        33.5           52.8          55.3
                                             ----------------------------------------------------
       Off System/Capacity Management              13.2        12.4           26.7          26.4
                                             ----------------------------------------------------
             TOTAL THROUGHPUT                      46.0        45.9           79.5          81.7
                                             ====================================================
=================================================================================================
CUSTOMERS
        Residential                             405,710     387,288        405,710       387,288
        Commercial, Industrial and Other         27,823      25,788         27,823        25,788
        Firm Transportation                      16,137      26,498         16,137        26,498
                                             ----------------------------------------------------
           TOTAL FIRM CUSTOMERS                 449,670     439,574        449,670       439,574
        Interruptible                                51          58             51            58
                                             ----------------------------------------------------
          TOTAL SYSTEM CUSTOMERS                449,721     439,632        449,721       439,632
                                             ----------------------------------------------------
       Off System/Capacity Management                36          34             36            34
                                             ----------------------------------------------------
              TOTAL CUSTOMERS                   449,757     439,666        449,757       439,666
                                             ====================================================

     Page 9 of 9
NEW JERSEY NATURAL GAS

================================================================================================
                                                Three Months Ended          Six Months Ended
(Unaudited)                                          March 31,                   March 31,
(Thousands, except customer & weather data)       2004       2003           2004          2003
================================================================================================
DEGREE DAYS
        Actual                                   2,716       2,822          4,340         4,629
        Normal                                   2,516       2,488          4,179         4,136
                                            ----------------------------------------------------
        Percent of Normal                       107.9%      113.4%         103.9%        111.9%
                                            ----------------------------------------------------

NJR ENERGY SERVICES
================================================================================================

OPERATING REVENUES                            $633,095    $815,404     $1,018,593    $1,254,216
GAS PURCHASES                                  603,669     801,463        979,078     1,232,066
                                            ----------------------------------------------------
GROSS MARGIN                                   $29,426     $13,941        $39,515       $22,150
                                            ====================================================

OPERATING INCOME                               $27,148     $12,461        $36,341       $19,381
                                            ====================================================

NET INCOME                                     $15,316      $7,283        $20,589       $11,154
                                            ====================================================

GAS SOLD AND MANAGED (BCF)                        95.6       114.2          170.2         216.0
                                            ====================================================

NJR HOME SERVICES AND OTHER
================================================================================================

OPERATING REVENUES                              $4,983      $4,668        $10,320        $9,425
                                            ====================================================

OPERATING INCOME                                  $288        $249           $252          $185
                                            ====================================================

NET INCOME                                        $393       ($200)          $433         ($271)
                                            ====================================================

TOTAL CUSTOMERS AT MARCH 31                    137,445     132,755        137,445       132,755
                                            ====================================================


                                      # # #